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                                                                       Exhibit 1




                  FIRST AMENDMENT TO THE UNDERWRITING AGREEMENT

                                                                 August 13, 1998

NATIONSBANC MONTGOMERY SECURITIES LLC
LAZARD FRERES & CO. LLC
RAYMOND JAMES & ASSOCIATES, INC.
SMITH BARNEY INC.
As Representatives of the several Underwriters
c/o NATIONSBANC MONTGOMERY SECURITIES LLC
600 Montgomery Street
San Francisco, California 94111

Ladies and Gentleman:

         This First Amendment to the Underwriting Agreement (the "First Amendment"), amending the Underwriting Agreement (the "Underwriting Agreement"), dated as of July 14, 1998, among American Bank Note Holographics, Inc., a Delaware corporation (the "Company"), American Banknote Corporation, a Delaware corporation (the "Selling Stockholder") and the Underwriters named therein (the "Underwriters" and together with the Company and the Selling Stockholder, the "Parties"), is made and entered into by and between the Parties.

         WHEREAS, pursuant to Section 2(c) of the Underwriting Agreement, the Company granted an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 2,045,400 Optional Common Shares (as defined therein) from the Company, which option may be exercised at any time (but not more than once) upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of the Underwriting Agreement (the "Notice Period"); and

         WHEREAS, it is desired to extend the Notice Period to 45 days from 30 days.

         NOW, THEREFORE, it is hereby agreed as follows:

         1. The third sentence of Section 2(c) of the Underwriting Agreement is hereby amended to change the number "30" appearing therein to "45."

         2. Subject to the foregoing amendment, the Underwriting Agreement shall remain in full force and effect.
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         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Selling Stockholder the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                           Very truly yours,

                                           AMERICAN BANK NOTE HOLOGRAPHICS, INC.

                                           By: /s/ Joshua C. Cantor
                                           Name: Joshua C. Cantor
                                           Title: President

                                           AMERICAN BANKNOTE CORPORATION

                                           By: /s/ Harvey Kesner
                                           Name: Harvey Kesner
                                           Title: Executive Vice-President and
                                                  General Counsel

         The foregoing First Amendment to the Underwriting Agreement is hereby confirmed and accepted by the Representatives in San Francisco, California as of the date first above written.

NATIONSBANC MONTGOMERY SECURITIES LLC
LAZARD FRERES & CO. LLC
RAYMOND JAMES & ASSOCIATES, INC.
SMITH BARNEY INC.
Acting as Representatives of the
several Underwriters named in
the Underwriting Agreement.

By:   NATIONSBANC MONTGOMERY SECURITIES LLC

By:   /s/ Richard A. Smith
      Richard A. Smith,
      Authorized Signatory